UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): July 5, 2012

Burzynski Research Institute, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23425	76-0136810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9432 Katy Freeway, Houston, Texas 77055

(Address of principal executive offices and zip code)

(713) 335-5697

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 5, 2012, Burzynski Research Institute, Inc. (the “Company”) entered into a Marketing and Consulting Agreement (the “Marketing Agreement”) with Worldwide Medical Consultants, Inc., a Delaware corporation (“WMC”), and CARIGEN, LTD, a Cayman Island corporation (“SRB”), pursuant to which, among other things, WMC agree to (i) provide consulting and marketing services to SRB in Bahrain, Dubai, South Korea, Indonesia, Malaysia, Qatar, Singapore and Thailand (the “Covered Territories”) for the consulting fee set forth in the Marketing Agreement upon a closing of a transaction in any of the Covered Territories (the “Consulting Fee”), and (ii) pay the Company an amount equal to ten (10) percent of each Consulting Fee received by WMC, net of certain expenses incurred by WMC (the “WMC Payment”).

In consideration of the WMC Payment, the Company agreed to grant to WMC warrants (“Warrants”) to acquire an aggregate of 2,000,000 shares of Common Stock of the Company (the “Common Stock”), as follows: (i) 1,000,000 shares of Common Stock exercisable at $0.10 per share with a ten (10) year exercise period upon the execution of the Marketing Agreement, and (ii) an additional 1,000,000 shares of Common Stock exercisable at $0.10 per share with a ten (10) year exercise period upon the first closing of a transaction as a result of WMC’s services under the Marketing Agreement. Any taxes related to the grant or exercise of the Warrants shall be the responsibility of WMC.

The purpose of the services to be provided by WMC to SRB under the Marketing Agreement are (a) to assist SRB in locating and developing cancer or health related centers in the Covered Territories (“SRB Centers”) and (b) to license to third parties certain know-how and intellectual property owned by SRB and/or its affiliates (but excluding the Company) in these Covered Territories (“SRB IP”). The initial term of the Marketing Agreement is five (5) years and shall continue thereafter on a year-to-year basis unless terminated upon notice by any party within sixty (60) days of the expiration of any term.

Except for the WMC Payment, the Company does not have a direct interest in the SRB Centers or the SRB IP in the Covered Territories. SRB will control and approve the development, operation and maintenance of the SRB Centers.  Furthermore, SRB will determine and approve the licensing arrangement regarding its SRB IP in the Covered Territories. Any adverse results or liabilities related to the development and utilization of Antineoplastons by SRB in these Covered Territories may have a material adverse effect on the Company.

SRB is currently wholly-owned and controlled by Stanislaw R. Burzynski, M.D., Ph.D., who is the Chairman and Chief Executive Officer of the Company.

The foregoing description of the Marketing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Marketing Agreement (attached hereto as Exhibit 10.10) and incorporated herein by reference).

Item 9.01               Financial Statements and Exhibits.

Exhibit No.	Exhibit

10.10	Marketing and Services Agreement, dated July 5, 2012, by and among Burzynski Research Institute, Inc., Worldwide Medical Consultants, Inc., and CARIGEN, LTD

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BURZYNSKI RESEARCH INSTITUTE, INC.

By:	/s/ Stanislaw R. Burzynski
Stanislaw R. Burzynski,
President and Chairman of the Board of Directors

Date: July 6, 2012